Exhibit 99.1

General Cannabis Welcomes Top Denver Attorney, Brett Wendt,
as Executive Vice President and General Counsel

Representing over Two Decades of Legal Guidance for Companies Across Multiple Industries,
Wendt will Drive General Cannabis’ Legal and Regulatory Compliance Strategies

DENVER, Colorado (October 1, 2018) — General Cannabis Corp. (OTCQX:CANN), the comprehensive resource for the highest quality service providers available to the regulated cannabis industry, has hired accomplished national trial attorney, Brett Wendt, as Executive Vice President and General Counsel.  Prior to joining General Cannabis, Wendt most recently served as a lead member of the National Employment Group for respected law firm, Kutak Rock, LLP (Kutak Rock). While at Kutak Rock, Wendt represented national, regional and local clients in all matters related to business and employment law, having tried dozens of cases in both federal and state courts in Florida and Colorado.

The role of General Counsel is new to the Company and will support General Cannabis’ growth, as well as our focus on ensuring the most stringent compliance with regulatory agencies. However, as General Cannabis continues to target larger acquisitions and state-by-state expansion, the role of General Counsel and Wendt’s role as in-house strategic advisor will become critical to our comprehensive business strategy.

“As the markets continue their rapid evolution in relation to cannabis, and the regulatory environment remains in constant flux across the country, the role of General Counsel quickly became a top priority for us,” said Robert Frichtel, CEO of General Cannabis. “We have a truly amazing outside legal team that does an excellent job of providing counsel, protecting our assets and ensuring we are always compliant. In bringing someone of Wendt’s experience and talent in house, however, our capacity will expand dramatically, helping to fuel the efficiency with which we can execute our acquisition and growth strategy.  In addition, he brings a wealth of knowledge regarding employment law and rich experience in best employment practices.  Collectively, Brett’s is a skillset that can be a critical driver of our growth, while helping us maintain the most productive and rewarding work environment in the industry.”

During his tenure with Kutak Rock, Wendt touched every aspect of business and employment law including day-to-day counseling, training, administrative agency proceedings, labor and litigation.  He became valued counsel for several public and private companies who looked to Wendt to drive their legal strategy as well as business structure.  Before Kutak Rock, Wendt served as vice president and general counsel for the nation’s largest underground utility locate company where he managed outside counsel in 26 states with a keen eye toward litigation avoidance and efficient resolution.

“In addition to the depth of expertise that Brett will bring to the Company, he is also great fit with the corporate culture we are working to build at General Cannabis,” said Michael Feinsod, Chairman of the Board for General Cannabis.  “This is such an exciting hire for us, and one that will make us more nimble and more efficient in pursuit of growth, all grounded in best practices and adherence to the highest levels of compliance. Brett also represents a great asset to the companies who choose us as their valued industry partner, offering senior-level experience they can draw upon as they too face the challenges of a hyper-growth industry.”

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About General Cannabis Corp.

General Cannabis Corp. is the comprehensive national resource for the highest-quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This release contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding our anticipation of the amount of revenue to be obtained under the new contract; statements regarding our anticipation that we will obtain additional major contracts throughout the first and second quarters of 2018, and that this should lead to significant growth for the year; statements about the foundation and expansiveness of General Cannabis; statements about opportunities for business growth in 2018 and beyond; and statements about actively seeking new opportunities in regulated markets across the country.

Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

MEDIA INQUIRIES

Joe Hodas

Chief Operating Officer

General Cannabis

303-827-6972

joe@generalcann.com